Exhibit 10.6

                              Krovim, LLC
                             P.O. Box 339
                       Lawrence, New York 11559



June 28, 2005



North Shore Capital Advisors Corp.
20 Marlin Lane
Port Washington, New York 11050

Gentlemen:

     We hereby agree to lend you, from time to time, up to a maximum of $25,000 outstanding at any time upon your written request to us. Any such loan shall bear interest at the rate of prime plus 2% per annum and shall be repayable at such time as shall be agreed by us at the time of the drawdown of the loan.

Very truly yours,

KROVIM, LLC
By: Nesher, LLC

By:  /s/ Dov Perlysky
         Dov Perlysky
         Managing Member